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                                                                    EXHIBIT 16.1

                           [BUCKLEY DODDS LETTERHEAD]

        October 29, 1999

        U.S. Securities and Exchange Commission
        Washington, D.C., 20549


        Dear Sirs:

        RE: INTERACTIVE TELESIS INC., FORM 10-SB, PART II, ITEM 3

        We are the former accountants for Interactive Telesis Inc.

        This response is in accordance with Form 304(a)(3) of Regulation S-B, and concerns the statements made in Part II, Item 3, of Form 10-SB titled "Changes in and Disagreements with Accountants".

        We agree with the statements made in the above referenced section.

        Please contact the undersigned If you have any Questions.

        Yours truly,

        Buckley Dodds

         /s/ BUCKLEY DODDS

        Geoffrey Dodds, C.A.